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                                    EXHIBIT 5.1

April 19, 1995

Tandem Computers Incorporated
10435 North Tantau Avenue
Cupertino, CA  95014

Re:  Registration Statement on Form S-8

Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Tandem Computers Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to 9,000,000 shares of the Company's Common Stock issuable pursuant to the Tandem Computers Incorporated 1989 Stock Plan (the "Plan"), it is our opinion that such shares of Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,

                                                   PILLSBURY, MADISON & SUTRO

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                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Tandem Computers Incorporated

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tandem Computers Incorporated 1989 Stock Plan (as Restated Effective November 1994) of our report dated October 25, 1994, with respect to the consolidated financial statements and schedules of Tandem Computers Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Jose, California
April 19, 1995

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